UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 9, 2012

BEASLEY BROADCAST GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-29253	65-0960915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Riviera Drive, Suite 200, Naples, Florida 34103

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 263-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 9, 2012, Beasley Mezzanine Holdings, LLC (the “Borrower”), a wholly-owned subsidiary of Beasley Broadcast Group, Inc. (the “Company”), entered into two new credit agreements: (i) a $110.0 million first lien facility among the Borrower, General Electric Capital Corporation, as administrative agent, and the lenders party thereto and (ii) a $25.0 million second lien facility among the Borrower, General Electric Capital Corporation, as administrative agent, and the lenders party thereto. Proceeds from the new credit facilities were primarily used to repay the old credit facility. In connection with the new credit agreements, the Company expects to record a loss on extinguishment of long-term debt of approximately $2.8 million during the third quarter of 2012.

The first lien facility consists of a revolving credit facility of $20.0 million and a term loan of $90.0 million. The revolving credit facility includes a $5.0 million sub-limit for letters of credit. At the Borrower’s election, the first lien facility may bear interest at either (i) the Adjusted LIBOR Rate, as defined in the first lien credit agreement, plus a margin ranging from 3.5% to 5.0% on the revolving credit facility that is determined by our total leverage ratio and the Adjusted LIBOR Rate plus a margin of 5.0% on the term loan or (ii) the Base Rate, as defined in the first lien credit agreement, plus a margin ranging from 2.5% to 4.0% on the revolving credit facility that is determined by our total leverage ratio and the base rate plus a margin of 4.0% on the term loan. Interest on LIBOR rate loans is payable at the end of each applicable interest period and, for those interest periods with a duration in excess of three months, at the three month anniversary of the beginning of such interest period. Interest on base rate loans is payable quarterly in arrears. The first lien facility matures on August 9, 2017.

The first lien credit agreement requires mandatory prepayments equal to 50% of excess cash flow, as defined in the first lien credit agreement, when the Borrower’s total consolidated debt is equal to or greater than three times its adjusted EBITDA. The mandatory prepayments decrease to 25% of excess cash flow when the Borrower’s total consolidated debt is less than three times its adjusted EBITDA. The credit agreement also requires mandatory prepayments for defined amounts from net proceeds of asset sales, net insurance proceeds, and net proceeds of debt issuances.

The first lien facility requires the Company to comply with certain financial covenants which are defined in the first lien credit agreement. These financial covenants include:

•

Total Leverage Ratio. The Borrower’s total consolidated debt on the last day of each fiscal quarter through March 31, 2013 must not exceed 5.25 times its adjusted EBITDA for the four quarters then ended. For the period from April 1, 2013 through December 31, 2013, the maximum ratio is 5.0 times. For the period from January 1, 2014 through December 31, 2014, the maximum ratio is 4.5 times. For the period from January 1, 2015 through December 31, 2015, the maximum ratio is 4.0 times. For the period from January 1, 2016 through December 31, 2016, the maximum ratio is 3.5 times. For the period from January 1, 2017 through maturity, the maximum ratio is 3.0 times.

•

Interest Coverage Ratio. The Borrower’s adjusted EBITDA for the four quarters ending on the last day of each fiscal quarter through maturity must not be less than 2.0 times its cash interest expense for the four quarters then ended.

The first lien facility is secured by a first-priority lien on substantially all of the Company’s assets and the assets of each of its subsidiaries and is guaranteed jointly and severally by the Company and all of its subsidiaries. The guarantees were issued to the Borrower’s lenders for repayment of the outstanding balance of the first lien facility. If the Borrower defaults under the terms of the first lien credit agreement, the Company and its subsidiaries may be required to perform under their guarantees. As of August 9,

2012, the maximum amount of undiscounted payments the Company and its subsidiaries would have had to make in the event of default was $95.0 million. The guarantees for the first lien facility expire on August 9, 2017.

The second lien facility consists of a term loan of $25.0 million. At the Borrower’s election, the second lien facility may bear interest at either the Adjusted LIBOR Rate or Base Rate, each as defined in the second lien credit agreement, plus a margin of 10.0% on a LIBOR rate loan and a margin of 9.0% on a base rate loan. The Adjusted LIBOR Rate for the second lien facility may not be less than 1.25%. Interest on LIBOR rate loans is payable at the end of each applicable interest period and, for those interest periods with a duration in excess of three months, at the three month anniversary of the beginning of such interest period. Interest on base rate loans is payable quarterly in arrears. The second lien facility matures on August 9, 2018.

The second lien facility requires the Company to comply with certain financial covenants which are defined in the second lien credit agreement. These financial covenants include:

•

Total Leverage Ratio. The Borrower’s total consolidated debt on the last day of each fiscal quarter through March 31, 2013 must not exceed 6.0 times its adjusted EBITDA for the four quarters then ended. For the period from April 1, 2013 through December 31, 2013, the maximum ratio is 5.75 times. For the period from January 1, 2014 through December 31, 2014, the maximum ratio is 5.25 times. For the period from January 1, 2015 through December 31, 2015, the maximum ratio is 4.75 times. For the period from January 1, 2016 through December 31, 2016, the maximum ratio is 4.25 times. For the period from January 1, 2017 through maturity, the maximum ratio is 3.75 times.

•

Interest Coverage Ratio. The Borrower’s adjusted EBITDA for the four quarters ending on the last day of each fiscal quarter through maturity must not be less than 1.7 times its cash interest expense for the four quarters then ended.

The second lien facility is secured by a second-priority lien on substantially all of the Company’s assets and the assets of each of its subsidiaries and is guaranteed jointly and severally by the Company and all of its subsidiaries. The guarantees were issued to the Borrower’s lenders for repayment of the outstanding balance of the second lien facility. If the Borrower defaults under the terms of the second lien credit agreement, the Company and its subsidiaries may be required to perform under their guarantees. As of August 9, 2012, the maximum amount of undiscounted payments the Company and its subsidiaries would have had to make in the event of default was $25.0 million. The guarantees for the second lien facility expire on August 9, 2018.

The aggregate scheduled principal repayments of the new credit facilities for the remainder of 2012, the next four years, and thereafter are as follows:

	First lien facility		Second lien facility
	Revolving credit facility	Term loan	Term Loan	Total
2012	$—	$2,250,000	$—	$2,250,000
2013	—	4,500,000	—	4,500,000
2014	—	5,625,000	—	5,625,000
2015	—	6,750,000	—	6,750,000
2016	—	7,875,000	—	7,875,000
Thereafter	5,000,000	63,000,000	25,000,000	93,000,000

Total	$5,000,000	$90,000,000	$25,000,000	$120,000,000

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following exhibit is furnished with this report pursuant to Item 2.02:

Exhibit Number	Description

10.1	First lien credit agreement between Beasley Mezzanine Holdings, LLC and a syndicate of financial institutions, dated August 9, 2012.

10.2	Second lien credit agreement between Beasley Mezzanine Holdings, LLC and a syndicate of financial institutions, dated August 9, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEASLEY BROADCAST GROUP, INC.

Date: August 10, 2012	By:	/s/ Caroline Beasley
Caroline Beasley
Vice President, Chief Financial Officer, Secretary and Treasurer